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                                                                  EXHIBIT 10.32


                     TRISTAR CORPORATION STOCK OPTION PLAN
                                   INCENTIVE
                             STOCK OPTION AGREEMENT

         Under the terms and conditions of the Amended and Restated Stock Option Plan (the "Plan") of TRISTAR CORPORATION (the "Company"), a copy of which is attached hereto and incorporated herein by reference, the company hereby grants to Peter L. Liman an option to purchase up to 75,000 shares of Common Stock, $.01 par value ("Common Stock"), of the Company at an exercise price equal to $6.875 per share of Common Stock, subject to adjustment as provided in the Plan.

         This option shall be for a term commencing on the date hereof and ending ten (10) years from the date hereof. This option is also subject to termination as provided in the Plan. This option shall be exercisable at the rate and in the following manner:

              One-third of the shares of Common Stock covered by this option shall vest and become exercisable on January 8, 1997, January 8, 1998 and January 8, 1999.

         This option is an incentive stock option which is intended to be governed by Section 422 of the Internal Revenue Code of 1986, as amended. In accepting this option, the undersigned optionee accepts and agrees to be bound by all the terms and conditions of the Plan.

         Dated the 27th day of January, 1997.



                                        TRISTAR CORPORATION



                                        By:
                                           --------------------------
                                           Viren S. Sheth
                                           President & Chief Executive Officer


ACCEPTED:



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         Peter L. Liman

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         Date